Exhibit 10.2

WAIVER OF ACCELERATED VESTING UPON A CHANGE IN CONTROL

FOR STOCK OPTIONS GRANTED UNDER THE

LINKBANCORP 2019 EQUITY INCENTIVE PLAN

This Waiver (the “Waiver”), dated as of February 22, 2023, applies to all stock options granted to the undersigned (the “Participant”) under the LINKBANCORP 2019 Equity Incentive Plan (the “2019 Plan”). Capitalized terms which are not defined herein shall have the same meaning as set forth in the 2019 Plan.

WHEREAS, the Participant was granted stock options under the 2019 Plan; and

WHEREAS, LINKBANCORP, Inc. and Partners Bancorp have entered into an Agreement and Plan of Merger, dated as of February 22, 2023 (the “Merger Agreement”), pursuant to which Partners will merge with and into the Company, with the Company as the surviving entity (the “Merger”); and

WHEREAS, in connection with the Merger Agreement, the parties desire to enter into this Waiver to provide that the Merger will not constitute a “Change in Control” for purposes of the 2019 Plan; and

WHEREAS, pursuant to Section 6.1 of the 2019 Plan, the parties to the 2019 Plan may amend the 2019 Plan or any applicable award agreement, and the Participant consents to this Waiver.

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein set forth and such other consideration the sufficiency of which is hereby acknowledged, the Company and the Participant hereby agree as follows:

Waiver of Accelerated Vesting. Notwithstanding anything to the contrary in the 2019 Plan, or an Award Agreement entered into between the Company and the Participant, the Participant hereby agrees that: (i) a merger by and between the Company and Partners Bancorp (“Partners”), in which Partners will merge with and into the Company, with the Company as the surviving entity, (ii) a merger by and between the Bank and The Bank of Delmarva, a wholly-owned subsidiary of Partners, in which The Bank of Delmarva will merge with and into the Bank, with the Bank as the surviving entity, (iii) a merger by and between the Bank and Virginia Partners Bank, a wholly-owned subsidiary of Partners, in which Virginia Partners Bank will merge with and into the Bank, with the Bank as the surviving entity (together, the “Merger”), each pursuant to an Agreement and Plan of Merger entered into by and between the Company and Partners dated as of February 22, 2023, will not constitute a Change in Control, as such term is defined in the 2019 Plan, and (iv) the Participant will not be entitled to accelerated vesting of any Awards granted to the Participant under the 2019 Plan as a result of the Merger. This Waiver does not change any other terms of the Participant’s stock options and this waiver applies to all stock options granted under the 2019 Plan.

[Signature Page to Follow]

LINKBANCORP, INC.		PARTICIPANT

By:	Joseph C. Michetti, Jr.
	Chairman of the Board	By:

SCHEDULE TO EXHIBIT

This Schedule of Executive Officers who have executed a form of waiver of accelerated vesting of stock options on a change in control is included pursuant to Instruction 2 of Item 601(a) of Regulation S-K for the purposes of setting forth the material details in which the specific agreements differ from the form agreement filed herewith as Exhibit 10.2:

Name of Executive Officer

Andrew Samuel

Carl Lundblad

Brent Smith